EXHIBIT 99.2

Hexcel Corporation and Subsidiaries
Net Sales by Segment and Market
For the Quarters Ended March 31, 2024 and 2023
and the Quarter and Year Ended December 31, 2023

	Unaudited
	Commercial	Space &
(In millions)	Aerospace	Defense	Industrial	Total

First Quarter 2024
Composite Materials	$251.5	$94.7	$33.3	$379.5
Engineered Products	47.8	44.4	0.6	92.8
Total	$299.3	$139.1	$33.9	$472.3
	64%	29%	7%	100%
Fourth Quarter 2023
Composite Materials	227.8	112.5	36.7	$377.0
Engineered Products	39.7	39.8	1.0	80.5
Total	267.5	152.3	37.7	$457.5
	59%	33%	8%	100%

First Quarter 2023
Composite Materials	243.2	88.8	46.2	$378.2
Engineered Products	41.3	37.4	0.8	79.5
Total	284.5	126.2	47.0	$457.7
	62%	28%	10%	100%

Fiscal Year 2023
Composite Materials	$912.6	$389.2	$172.4	$1,474.2
Engineered Products	155.6	155.6	3.6	314.8
Total	$1,068.2	$544.8	$176.0	$1,789.0
	60%	30%	10%	100%